SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2006

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA

95032

(Address of principal executive offices)

(Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In response to recent speculative reports, Netflix today clarified remarks made by one of its employees at a film industry meeting last week.

In remarks during a panel discussion at a meeting of the Independent Film & Television Alliance on Friday, June 16, 2006, Eric Besner, a member of the Netflix content acquisition organization, said that Netflix is developing a proprietary set-top box that would allow subscribers to download movies for viewing on their television sets.

Netflix said that Besner’s comments have subsequently been interpreted to suggest that Netflix has narrowed its downloading strategy to a set-top box product. In fact, Netflix is evaluating a broad range of options, and no decisions have been made regarding specific delivery options or timing. Netflix had earlier indicated that it would discuss its downloading plans more fully in its fourth-quarter earnings announcement in January 2007 and that it is investing $5 to 10 million this year in developing its approach to on-line movie delivery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: June 20, 2006

/s/ Barry McCarthy
Barry McCarthy
Chief Financial Officer